Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

December 4, 2024

Matter No.: 1003967 / 110476456
(852) 2842 9521

Flora.Wong@conyers.com

Amer Sports, Inc.

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Amer Sports, Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 2, 2024 (the “Form F-1 Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the related registration statement filed with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”, together with the Form F-1 Registration Statement, the “Registration Statements”) relating to the offering by the Company of ordinary shares of par value EUR0.0300580119630888 each (the “Ordinary Shares”) of the Company.

The Rule 462(b) Registration Statement relates to the registration of the proposed offer and sale of up to 7,820,000 Ordinary Shares (the “Additional Shares”) in addition to the Ordinary Shares registered in the Form F-1 Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statements.

We have also reviewed copies of:

1.1.	the second amended and restated memorandum and articles of association of the Company adopted on 3 January 2024 with effect from 5 February 2024 and certified by the Secretary of the Company on 2 December 2024 (the “M&As”);

1.2.	the minutes of meeting of the board of directors of the Company held on 14 November 2024 and 15 November 2024 (the “Resolutions”);

1.3.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 29 November 2024 (the “Certificate Date”); and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statements and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the M&As will not be amended in any manner that would affect the opinions expressed herein;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon issue of any Ordinary Shares, including the Additional Shares, to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that the Company will have sufficient authorised capital to issue under its M&As to effect the issue of any Ordinary Shares, including the Additional Shares, at the time of issuance; and

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statements and that the Rule 462(b) Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Rule 462(b) Registration Statement, the Additional Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of or incorporated by reference to the Rule 462(b) Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

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